UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

KUBIENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37875	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 7th Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(800) 409-9456
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	OTC Expert Market
Common Stock Purchase Warrants	KBNTW	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The original Current Report on Form 8-K (the “Original 8-K”) filed by the Company (defined below) with the U.S. Securities and Exchange Commission on May 8, 2024 was inadvertently filed with certain numbers omitted from the Company’s disclosure under Item 2.05 of the Original 8-K. This Amendment No.1 to the Original 8-K is being filed solely for the purpose of inserting the omitted numbers into the relevant disclosure under Item 2.05 hereof. No other changes have been made to the original report.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On May 3, 2024, Kubient, Inc. (the “Company”) implemented an approximately 50% reduction in the Company’s workforce, or two people. The reduction in workforce is intended to reduce the Company’s operating costs in connection with the potential wind-down of the Company’s business.

The Company expects to recognize restructuring charges in connection with the workforce reduction plan with respect to severance payments and benefits. Severance and benefit continuation charges are estimated to be approximately $243,000 and are expected to be recognized primarily in the second quarter of 2024. The Company expects the organizational change will reduce current annualized payroll and benefit expenses by up to $485,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2024 (the “Separation Date”), as part of the reduction in workforce plan described above in Item 2.05, the Company terminated the employment of Mitchell Berg as Chief Technology Officer of the Company without cause.

In connection with Mr. Berg’s departure, the Company plans to enter into a separation agreement and general release (the “Separation Agreement”) with Mr. Berg that will include the severance payments and other benefits to which Mr. Berg is entitled pursuant to his current employment agreement with the Company. Pursuant to the proposed Separation Agreement, Mr. Berg will receive severance equal to six months of Mr. Berg’s base salary in effect on the Separation Date, in the total gross amount of $150,000, less applicable taxes and withholdings, and reimbursement of COBRA premiums for healthcare insurance coverage for up to six months to the extent Mr. Berg is eligible for and elects COBRA coverage. The Company’s proposed Separation Agreement also contains a general release of claims by Mr. Berg, as well as a customary cooperation clause in order to ensure a smooth transition after Mr. Berg’s departure.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements Disclaimer

The disclosure contained in this Current Report on Form 8-K contains forward-looking statements concerning the expected charges and costs associated with the reduction in workforce as well as the Company’s strategic initiatives plans. These forward-looking statements involve risks and uncertainties. Facts that could cause actual results to differ materially from the statements included in this Current Report on Form 8-K include difficulties encountered in implementing the planned workforce reductions such as litigation or other claims arising out of the reduction. Further information on potential factors that could affect the Company’s future financial results are included in the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 21, 2020.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Separation Agreement and General Release with Mitchell Berg
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: May 14, 2024	By:	/s/ Elisabeth DeMarse
Elisabeth DeMarse Interim Chief Executive Officer